CONVERTIBLE PROMISSORY NOTE

This note and THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE (COLLECTIVELY, THE “NOTE SECURITIES”) have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state, and have been issued in reliance on exemptions from registration thereunder. The NOTE securities May not be offered, sold, pledged or otherwise transferred without registration under the Act or under any applicable state securities laws, unless SEBRING (as defined below) receives an opinion of counsel satisfactory to SEBRING that an exemption from such registration is available.

PROMISSORY NOTE

Original Issue Date: December 31, 2013

Principal Amount: $1,350,000.00 (USD)

FOR VALUE RECEIVED, Sebring Dental of Arizona, LLC, an Arizona limited liability company (“Maker”), located at 1400 Cattlemen Road, Sarasota, FL 34232, and Sebring Software, Inc., a Nevada corporation (“Guarantor”), promise to pay to North Scottsdale Family Dentistry, PLLC, an Arizona professional limited liability company (“Holder”), located at 9070 E. Desert Cove, Suite 105, Scottsdale, AZ 85260, or at such other location and made to such persons as Holder may designate from time to time in a written notice provided to Maker, the principal amount of One Million Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000.00) (the “Principal Amount”), upon the terms and conditions specified below. This Promissory Note is issued as of the date set forth above (the “Original Issue Date”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) by and among Maker, Holder, and Dr. Steven H. Poulos and Dr. Sid S. Stevens. Capitalized terms used but not otherwise defined in this Note shall have the meanings ascribed thereto in the Purchase Agreement.

1.	Interest; Repayment; Form of Payments.

The outstanding Principal Amount of this Note shall bear interest at a rate equal to 6.25% per annum, which interest shall be computed on a 365-day year basis.

Subject to Section 2 through Section 5 of this Note, the entire unpaid Principal Amount remaining outstanding and accrued but unpaid interest under this Note shall be due and payable on the third (3rd) anniversary of the Original Issue Date (the “Maturity Date”), unless the then outstanding Principal Amount and all accrued but unpaid interest thereon is earlier converted, at the discretion, of Holder into shares of common stock (“Common Stock”) of Sebring Software, Inc., a Nevada corporation (“Sebring”), pursuant to Section 3 below.

Unless otherwise specified, all payments shall be made in lawful money of the United States of America at the address of Holder set forth above, or at such other place as Holder may from time to time designate in writing to Maker. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the Principal Amount.

2.           Prepayment. Maker may prepay all or any portion of the Principal Amount and accrued interest, in whole or in part, without penalty.

3.	Conversion.

A.           Conversion. Maker must provide at least thirty (30) days’ advance written notice to Holder of the closing of any Public Offering (as defined below). Upon any Public Offering, within ten (10) days following such Public Offering closing, Holder may elect to convert any or all of the unpaid Principal Amount (and the resulting accrued but unpaid interest thereon) by providing written notice to Maker of such election. Immediately following delivery of such notice, and without any further action on the part of any Person, the unpaid Principal Amount indicated by Holder (and accrued but unpaid interest thereon) shall be automatically converted into the number of fully paid and non-assessable shares of Sebring’s Common Stock as is determined by dividing the sum of the unpaid Principal Amount indicated by Holder (and accrued but unpaid interest thereon) by the Strike Price. “Public Offering” means the first public offering of Sebring’s Common Stock registered under the Act following the Original Issue Date. “Strike Price” means 25% less than the Offering Price. “Offering Price” is the price per share of Common Stock paid by the underwriter to Maker for the shares sold to the underwriter in the Public Offering.

B.           Fractional Shares. If the conversion of this Note in accordance with this Section 3 would result in the issuance of a fraction of any share or other security, then Maker shall eliminate such fractional share or security by paying Holder the amount computed by multiplying the fractional interest by the Strike Price.

C.           Termination of Conversion Rights. Notwithstanding anything to the contrary, upon payment of the entire Principal Amount under this Note, all of the conversion rights provided for in this Note shall automatically and immediately terminate.

D.          Certificates. Within 10 business days after a conversion as provided in this Section 3, Maker shall deliver to Holder certificate(s) evidencing the total shares of Common Stock purchased, in the name of Holder(s), as directed by Holder. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to Holder for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates. Maker covenants and agrees that all shares of Common Stock which may be issued upon the conversion of the Note will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issuance).

E.           Reservation of Shares Issuable Upon Conversion. Sebring covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the Principal Amount of this Note and accrued interest hereunder.

4.           Events of Default. The term “Event of Default”, wherever used in this Note, shall mean any one of the following events:

A.           any failure to make any payment of principal or interest on this Note on the date it becomes due and payable (whether by demand or by acceleration or otherwise), which failure is not cured within fifteen (15) days after written notice of such default is sent by Holder;

B.           Maker fails to observe or perform any other covenant or agreement contained in this Note, which failure is not cured within thirty (30) days after written notice of such default is sent by Holder, provided that if the failure is such that it can be corrected, but not within such 30 days, it will not constitute an Event of Default if Maker takes corrective action upon such notice and diligently pursues such cure until the failure is corrected; and

C.           Maker or Sebring shall: (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for Maker or any property thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Maker or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, in respect of Maker and, if any such case or proceeding is not commenced by Maker, such case or proceeding shall be consented to or acquiesced in by Maker or shall result in the entry of an order for relief or shall remain for 60 days undismissed; (v) take any action authorizing, or in furtherance of, any of the foregoing; or (vi) default under any other Agreement between Holder, Maker, and Sebring, including, but not limited to, the Purchase Agreement and the lease agreement, guaranty, and other promissory notes referred to therein or related thereto.

5.           Remedies. Upon the occurrence of an Event of Default hereunder, Holder may, at its option, (a) declare the entire unpaid principal balance of this Note, together will all accrued interest thereon and all other amounts payable hereunder, immediately due and payable, and (b) exercise any and all rights and remedies available to Holder under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

6.           Cost of Collection. Maker shall pay all costs of collection, including reasonable attorneys’ fees, on failure to pay any principal or interest when due on this Note. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings, or which arise without filing suit.

7.           Waivers. Maker waives protest, demand, presentment and notice of dishonor, notice of the maturity, nonpayment, and all requirements necessary to hold it liable as Maker.

8.           Amendment. This Note may be amended or a provision hereof waived only in a writing signed by both Maker and Holder. Failure by Holder, at any time, to exercise any of Holder’s options or rights hereunder or to accelerate the debt upon an Event of Default hereunder, shall not be construed as (i) a novation of this Note; (ii) a waiver of the right of Holder to thereafter insist upon strict compliance with the terms of this Note; or (iii) a bar to exercise any of Holder’s options or rights at a later date. No waiver of any default or Event of Default hereunder shall operate as a waiver of any other default or Event of Default hereunder. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Time is of the essence with regard to this Note. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

9.           Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any Person, entity, or circumstance shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

10.       Interest Savings Clause. If any interest payment (or other payment which is deemed by law to be interest) due hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and applied against the Principal Amount.

11.       Assignment. This Note is not assignable by Holder without Maker’s written consent, which consent may be withheld in Maker’s sole and absolute discretion.

12.       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in the Purchase Agreement (or at such other address for a party as shall be specified in a notice given in accordance with the Purchase Agreement).

13.       Legal Matters. The validity, construction, enforcement, and interpretation of this Note are governed by the laws of the State of Arizona, without regard to principles of conflict of laws. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in Phoenix, Arizona or the courts of the State of Arizona located in Maricopa, Arizona, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14.       No Rights as a Stockholder. Nothing contained in this Note shall be construed as conferring upon Holder or any other Person the right to vote or to consent or to receive notices as a stockholder in respect of meetings of stockholders of Maker or any other matters or any rights whatsoever as a stockholder of Maker, and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Common Stock obtainable hereunder, until, and only to the extent that, this Note shall have been converted.

15.       Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and thereof supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

16.       Security.

A.           The Purchase Agreement provides for Maker's purchase of certain assets of the dental practice owned by Seller and located at 9070 E. Desert Cove, Suite 105, Scottsdale, AZ 85260 (the “Assets”). Other than as set forth in any Intercreditor Agreement executed by Holder, repayment of this Note is secured by a security interest in the Assets, and Maker grants to Holders a security interest in the Assets, along with any and all rights, obligations, proceeds arising out of, accessions and additions to any or all of the foregoing, all permitted substitutions and replacements for any or all of the foregoing, if any, and all proceeds or products of any or all of the foregoing (collectively, the “Collateral”) to secure payment and performance of this Note.

B.           Maker agrees to: (a) defend the Collateral and its proceeds against the claims and demands of all third persons; (b) keep the Collateral free of all future levies, liens, encumbrances, and other security interests (other than liens, encumbrances or security interests hereafter consented in writing to or held by Holders, all of which are junior to this Note); (c) pay when due all taxes, licenses, charges, and other impositions on or for the Collateral; (d) immediately notify Holders of any material event causing an encumbrance on any material part of the Collateral and the amount or an estimate of the amount of such encumbrance; (e) promptly and duly observe and perform every contract or agreement pertaining to the Collateral or any part thereof; and (f) as appropriate, execute, deliver, file, or record such instruments, documents, statements, notices or agreements, in such form and substance, as Holders may reasonably request, and take such action and obtain such certificates and documents, in accordance with all applicable laws, statutes, and regulations as are necessary, to create, preserve, validate, perfect, evidence, or continue Holders’ security interest in the Collateral, or to enable Holders to exercise or enforce its rights with respect to such security interest.

C.           Maker will not, without the prior written consent of Holders: (a) sell or offer to sell or otherwise assign, transfer, pledge, encumber, or dispose of the Collateral or Maker’s rights therein, or permit the Collateral to become so affixed to realty as to be a part or become a fixture thereof; (b) make any compromise, adjustment, amendment, modification, settlement, substitution, or termination with respect to the Collateral; or (c) fail to do anything necessary or advisable concerning the Collateral, or permit anything to be done that may impair its value, or Holders’ security interest and rights hereunder.

D.          Maker authorizes Holders to do the following from time to time, in its own or in Maker’s name, as the case may be, and at Maker’s expense, without notice or demand to Maker, and without affecting Maker’s liability hereunder: (a) collect by legal proceedings or otherwise, and endorse and receive all dividends, interest, payments, proceeds and other sums and property now or hereafter payable with respect to or on account of the Collateral; (b) not exercise any right or remedy under this or any other agreement, without waiving that or any other past, present, or future right or remedy; (c) insure, process, and preserve all or any part of the Collateral; (d) take any action it deems advisable, and exercise all the rights, powers, and remedies of an owner with respect to all or any part of the Collateral; and (e) file and record any financing statement and any document necessary to create, preserve, perfect, or validate its security interest in the Collateral or to enable Holders to exercise and enforce their rights hereunder with respect to the Collateral.

E.           Upon the occurrence of an Event of Default, without demand or notice of any kind (all of which are hereby expressly waived), Holders (and their agents) will have the rights and remedies of a secured creditor, and Maker will have the rights and duties of a debtor, provided to them under the Uniform Commercial Code in force in the State of Arizona at the date of this Note or as such Code may thereafter be amended, and Holders may, at their election and in addition to all other rights, powers, and privileges and notwithstanding any cessation of Maker’s liability or any bar of any statute of limitations, which Maker hereby waives to the fullest extent permitted by law: (a) declare the Note obligations immediately fixed, due, and payable, the same as if the Note obligations had become in default or past due, and proceed to collect the same; (b) waive or remedy any default, without waiving it or any prior or subsequent default; (c) as appropriate, take immediate possession of the Collateral, without notice and with or without resort to legal process; (d) at its option, retain the Collateral in satisfaction of the Note obligations by sending written notice of such election to Maker, but, unless such written notice is sent, retention of the Collateral will not be in satisfaction of any of the Note obligations; and (e) apply the Collateral, or the proceeds of any disposition of the Collateral, towards the satisfaction of the Note obligations.

F.           Maker hereby authorizes Holders to file in the appropriate records for such filing a UCC-1 Financing Statement relating to the Collateral.

G.          Maker waives: (a) any right to require Holders to proceed against any person, exhaust any Collateral, or pursue any other remedy in Holders’ power; (b) any defense arising by reason of any disability or other defense of Maker or any other person, or by reason of cessation from any cause whatsoever of the liability of Maker or any other person; (c) any right to enforce or compel the enforcement of any remedy which Holders now have or may hereafter have against Makers or against any other person; and (d) any benefit of and any right to participate in the Collateral or other security whatsoever now or hereafter held by Holders. Until all of the Note obligations have been satisfied and paid in full, Maker will not have any right of subrogation.

H.          Any foreclosure of or retaking any of Assets pursuant to the terms of this Note will not be a breach of any non-competition provisions set forth in an employment agreement of any Holder.

17.       Documentary Stamps. Maker shall pay all necessary documentary stamp taxes due on the obligation evidenced by this Note.

18.       Waiver of Jury Trial. MAKER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ACCEPTING THIS NOTE.

[Signature Page Follows]

IN WITNESS HEREOF, this Note has been executed by Maker and delivered to Holder as of the date first above written.

Sebring Dental of Arizona, LLC, an Arizona limited liability company

By: Sebring Software, Inc., a Nevada corporation, Manager

By:
Leif Andersen, President

Each of the following entities hereby guarantees the timely payment obligations of Maker in accordance with the terms of this Note.

Sebring Software, Inc., a Nevada corporation

By:
Leif Andersen, President

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